SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2006

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208-8 King Street East , Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416 203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

We have a 75% ownership interest in RNC (Colombia) Limited, a Belize corporation ("RNC"), and RNC is the beneficial holder of 100% of the issued and outstanding stock of Compania Minera de Caldas S.A. ("Caldas"), a Colombia corporation. On August 30, 2006, Caldas entered into a Transfer of Properties and Sale Agreement with Sociedad KEDAHDA S.A (“KEDAHDA”), a Colombia corporation, and acquired the Mining Title, Mining Application, and Mining Data for property located in the Marmato Mountain Gold District located in Colombia identified Title 5956, Applications 6455, 6455-B, 6418, 6418-B, 6418-C, 6170, D15-151, 622-17, 623-17, 615-17, 616-17 and 628-17. Pursuant to an Agreement with Caldas, we paid the purchase price of $500,000 for these entire property interests and Caldas agreed to hold the title for these property interests in their name for our benefit. Title to these property interests are being held by Caldas in order to secure the approval for the transfer of title by Colombian mining authorities in accordance with the applicable laws of the Republic of Colombia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ J. Randall Martin
J. Randall Martin
President, Chief Executive Officer, and Director

Date: September 6, 2006